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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jones Apparel Group, Inc.
Bristol, Pennsylvania

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 11, 2005, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and schedule of Jones Apparel Group, Inc. appearing in the Company's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2004.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

April 11, 2005